Exhibit 23.1

K. R. MARGETSON LTD.                    CHARTERED ACCOUNTANT







Board of Directors
Asia Atlantic Resources
Vancouver BC Canada


Consent of Independent Registered Public Accountant

We consent to the use of our report dated July 16, 2007 on the financial statements of Asia Atlantic Resources as of April 30, 2007 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2A Registration Statement filed with the Securities and Exchange Commission.



/s/ "K. R. Margetson Ltd."

K. R. Margetson Ltd.
North Vancouver BC

September 24, 2007